Exhibit 99.1

FOR IMMEDIATE RELEASE

             SPECTRUM CONTROL HOLDS 2006 ANNUAL SHAREHOLDERS MEETING
             -------------------------------------------------------

                         Company Remains Very Optimistic
                                About Fiscal 2006

         Fairview, Pa, April 6, 2006 ----- Spectrum Control, Inc. (NASDAQ:
SPEC), a leading designer and manufacturer of electronic control products and systems, held its 2006 Annual Shareholders Meeting earlier this week. The Meeting was conducted at the Bel-Aire Clarion Hotel and Conference Center on Monday, April 3rd. Before an audience which included shareholders and financial analysts, Spectrum Control officials reviewed the Company's 2005 operating performance and the current business outlook for fiscal 2006.

         Jack Freeman, the Company's Senior Vice President and Chief Financial Officer, stated, "Fiscal 2005 was a year of unprecedented challenges for our Company. Most notably, Hurricane Katrina virtually destroyed our 100,000 square foot ceramic manufacturing plant in New Orleans and overall market conditions throughout the passive electronic components industry were very soft in the first part of the year. Despite these challenges, the Company's sales grew 22% in fiscal 2005, net income and earnings per share increased by 10% from the preceding year, and the Company generated a near record level of positive operating cash flow. While achieving this improved financial performance, the Company continued to invest in its future by consummating and integrating two business acquisitions and increasing research and development expenditures by 41% over the prior year."

         Mr. Freeman continued, "The planned resumption of our ceramic manufacturing operations, at our newly acquired 250,000 square foot facility in State College, Pennsylvania, is progressing very well. We currently expect the State College facility to begin full production in August of this year. With the anticipated benefits from resuming our own ceramic component manufacturing, and our current strong customer order rates and sales order backlog, we are very optimistic about fiscal 2006 and beyond."

         Dick Southworth, the Company's President and Chief Executive Officer, added, "Our aggressive, long-term goals remain unchanged. We continue to drive the Company toward dynamic growth, which we define as average annual sales growth of 25% and annual increased profitability of at least 25%. Over the last two years we have achieved our revenue goals, and we firmly believe that our profitability goals would have been met had it not been for Hurricane Katrina. With the continued implementation of our strategic plan and initiatives, we are very confident that we can achieve our vision for the Company and significantly enhance shareholder value."

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         Other business conducted at the Annual Meeting included the re-election of the following Directors, each to hold office for a term of three years: J. Thomas Gruenwald; Melvin Kutchin; and Gerald A. Ryan. Mr. Gruenwald is currently the Executive Vice President of Corporate Strategy and Chief Technology Officer of Tellabs, Inc. Mr. Kutchin is the retired President and Chairman of the Board of Kitchen and Kutchen, Inc., manufacturer's representative of electronic components. In addition to serving as Spectrum Control's Chairman of the Board of Directors, Mr. Ryan is Director/Chairman Emeritus of Rent-Way, Inc. a company listed on the New York Stock Exchange in the rental-purchase business.

FORWARD-LOOKING INFORMATION

         This press release contains statements that are forward-looking statements within the meaning of the Private Securities Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.

         Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

ABOUT SPECTRUM CONTROL

         Spectrum Control is a leading designer and manufacturer of components and systems used to condition, regulate, transmit, receive, or govern electronic performance. The Company's largest markets are military/aerospace and telecommunications equipment, with applications in secure communications, smart weapons and munitions, missile defense systems, avionic upgrades, wireless base stations, broadband switching equipment, and global positioning systems. Automotive represents an emerging market for the Company's products, with significant applications in DC motors, telematics, and electronic safety controls. Other markets for the Company's products include medical instrumentation, industrial equipment, computers, and storage devices.

         For more information about Spectrum Control and its products, please visit the Company's website at www.spectrumcontrol.com.

         CORPORATE HEADQUARTERS           INVESTOR RELATIONS
         ----------------------           ------------------
         8031 Avonia Road                 John P. Freeman, Senior Vice President
         Fairview, PA  16415              and Chief Financial Officer
         Phone:  814/474-2207             Spectrum Control, Inc.
         Fax:    814/474-2208             Phone:  814/474-4310